As filed with the Securities and Exchange Commission on January 23, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Harvest Capital Credit Corporation
(Exact name of registrant as specified in its charter)

Delaware	46-1396995
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

767 Third Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. 

Securities Act registration statement file number to which this form relates: 333-198362

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Notes due 2020	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant's Securities to be Registered

The description of the 7.00% Notes due 2020 (the “Notes”) of Harvest Capital Credit Corporation, a Delaware corporation (the “Registrant”), is incorporated herein by reference to the information set forth in (i) the section captioned “Description of Our Debt Securities” in the Registrant’s registration statement on Form N-2 (File No. 333-198362), declared effective by the Securities and Exchange Commission on November 7, 2014, and (ii) the sections captioned “Summary of the Specific Terms of Our Notes and the Offering” and “Description of Our Notes” in the Registrant’s prospectus supplement, dated January 22, 2015, to the Registrant’s prospectus, dated November 7, 2014. The Notes are expected to be listed on the NASDAQ Global Market and to trade thereon within 30 days of the original issue date under the trading symbol “HCAPL.”

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1

Form of Indenture (incorporated herein by reference to Exhibit (d)(2) to the registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, File No. 333-198362, filed on November 7, 2014).

2	Form of First Supplemental Indenture relating to the 7.00% Notes due 2020, between Harvest Capital Credit Corporation and U.S. National Bank Association, as trustee.

3	Form of 7.00% Notes due 2020 (incorporated by reference to Exhibit 2 hereto, and Exhibit A therein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 23, 2015

HARVEST CAPITAL CREDIT CORPORATION

By:	/s/ Craig R. Kitchin
Name:	Craig R. Kitchin
Title:	Chief Financial Officer